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                                                                  Exhibit 23 (c)


                [LOGO AND LETTERHEAD OF CHARLES WEBB & COMPANY]



February 2, 1998



Commercial Bancshares, Incorporated
415 Market Street
Parkersburg, WV 26102-1427


We hereby consent to the use of our firm's name, Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc. ("Webb"), and the use of and references to our fairness opinion in the Form S-4, Pre-effective Amendment No. 1, to be filed by Commercial Bancshares, Incorporated.


Very truly yours,


/s/  Charles Webb & Company

CHARLES WEBB & COMPANY,
a DIVISION OF KEEFE, BRUYETTE & WOODS, INC.